Exhibit 19.2

 Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report

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  Collection Period                                                                                                       May, 2002
  Distribution Date                                                                                                         6/17/02
  Transaction Month                                                                                                               3



  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                            Dollar Amount       # of Contracts
  Original Portfolio:                  $3,649,997,982.62              219,404
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $700,000,000.00         2.010%                 December 16, 2002
   Class A-2 A Notes                                                515,050,000.00         2.970%                     June 15, 2004
   Class A-2 B Notes                                                574,834,000.00         1.950%                     June 15, 2004
   Class A-3 A Notes                                                388,858,000.00         4.140%                 December 15, 2005
   Class A-3 B Notes                                                776,000,000.00         1.960%                 December 15, 2005
   Class A-4 Notes                                                  393,322,000.00         4.750%                   August 15, 2006
   Class B Notes                                                    105,728,000.00         5.180%                  October 16, 2006
   Class C Notes                                                     70,486,000.00         5.750%                 December 15, 2006
   Class D Certificates                                              70,486,000.00         6.000%                   August 15, 2008
      Total                                                      $3,594,764,000.00


  II. COLLECTIONS

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $17,070,485.72                $4,848.42          $17,075,334.14
  Repurchased Loan Proceeds Related to Interest                          18,877.04                     0.00               18,877.04
      Total                                                         $17,089,362.76                $4,848.42          $17,094,211.18

  Servicer Advances:
  Principal Advances                                                         $0.00               $11,498.11              $11,498.11
  Interest Advances                                                   3,209,558.26                   323.03            3,209,881.29
      Total                                                          $3,209,558.26               $11,821.14           $3,221,379.40

  Principal:
  Principal Collections                                             $72,179,098.99              $177,766.71          $72,356,865.70
  Prepayments in Full                                                33,794,832.43                29,566.83           33,824,399.26
  Prepayments in Full Due to Administrative Repurchases                       0.00                 (299.62)                (299.62)
  Repurchased Loan Proceeds Related to Principal                      1,832,843.75                     0.00            1,832,843.75
  Payahead Draws                                                              0.00                13,066.76               13,066.76
      Total                                                        $107,806,775.17              $220,100.68         $108,026,875.85

  Liquidation Proceeds                                                                                                  $565,045.11
  Recoveries from Prior Month Charge-Offs                                                                                    599.30
      Total Principal Collections                                                                                   $108,592,520.26

  Principal Losses for Collection Period                                                                              $1,171,591.91
  Total Regular Principal Reduction                                                                                 $109,209,965.87

  Total Collections                                                                                                 $128,908,110.84

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  Total Collections                                                                                                 $128,908,110.84
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt, Tranche A2 B                                                                                               0.00
  Net Swap Receipt, Tranche A3 B                                                                                               0.00
      Total                                                                                                         $128,908,110.84



                                                          Page 1

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                       May, 2002
  Distribution Date                                                                                                         6/17/02
  Transaction Month                                                                                                               3

  IV. DISTRIBUTIONS
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,856,283.70        $2,856,283.70                $0.00
   Amount per $1,000 of Original Balance               0.79                 0.79                 0.00
  Net Swap Payment, Tranche A2 B                 $432,083.55
  Net Swap Payment, Tranche A3 B               $1,315,320.00

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $844,004.68          $844,004.68               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,274,748.75         1,274,748.75                0.00                 0.00                0.00
   Class A2 B Notes                     995,899.91           995,899.91                0.00                 0.00                0.00
   Class A3 A Notes                   1,341,560.10         1,341,560.10                0.00                 0.00                0.00
   Class A3 B Notes                   1,351,533.33         1,351,533.33                0.00                 0.00                0.00
   Class A4 Notes                     1,556,899.58         1,556,899.58                0.00                 0.00                0.00
   Class B Notes                        456,392.53           456,392.53                0.00                 0.00                0.00
   Class C Notes                        337,745.42           337,745.42                0.00                 0.00                0.00
      Total                          $8,158,784.30        $8,158,784.30               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $352,430.00          $352,430.00               $0.00                $0.00               $0.00

  Total Note and Cert. Interest:     $8,511,214.30        $8,511,214.30               $0.00                $0.00               $0.00

  Total Available for Principal Distribution    $115,793,209.29

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount        4,704,711.17
   Third Priority Distribution Amount        70,486,000.00
   Regular Principal Distribution Amount    382,885,101.35
      Principal Distribution Amount        $458,075,812.52

  Noteholder Principal Distributions:
   Class A1 Notes                                       $115,793,209.29
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
      Total Note Principal Paid                         $115,793,209.29

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00

  Total Note and Certificate Principal Paid:            $115,793,209.29

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $128,908,110.84
  Total Distribution (incl. Servicing Fee) $128,908,110.84


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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                       May, 2002
  Distribution Date                                                                                                         6/17/02
  Transaction Month                                                                                                               3

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $165.42                   $1.21                  $166.62
  Class A2 A Notes                                               0.00                    2.48                     2.48
  Class A2 B Notes                                               0.00                    1.73                     1.73
  Class A3 A Notes                                               0.00                    3.45                     3.45
  Class A3 B Notes                                               0.00                    1.74                     1.74
  Class A4 Notes                                                 0.00                    3.96                     3.96
  Class B Notes                                                  0.00                    4.32                     4.32
  Class C Notes                                                  0.00                    4.79                     4.79
      Total Notes                                              $32.86                   $2.32                   $35.17

  Class D Certificates                                          $0.00                   $5.00                    $5.00

  Total Notes and Certificates:                                $32.21                   $2.37                   $34.58

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $3,282,353,812.52       0.9313550                $3,166,560,603.23       0.8984991
  Class A1 Notes                              458,075,812.52       0.6543940                   342,282,603.23       0.4889751
  Class A2 A Notes                            515,050,000.00       1.0000000                   515,050,000.00       1.0000000
  Class A2 B Notes                            574,834,000.00       1.0000000                   574,834,000.00       1.0000000
  Class A3 A Notes                            388,858,000.00       1.0000000                   388,858,000.00       1.0000000
  Class A3 B Notes                            776,000,000.00       1.0000000                   776,000,000.00       1.0000000
  Class A4 Notes                              393,322,000.00       1.0000000                   393,322,000.00       1.0000000
  Class B Notes                               105,728,000.00       1.0000000                   105,728,000.00       1.0000000
  Class C Notes                                70,486,000.00       1.0000000                    70,486,000.00       1.0000000
  Class D Certificates                         70,486,000.00       1.0000000                    70,486,000.00       1.0000000
     Total                                 $3,352,839,812.52       0.9327010                $3,237,046,603.23       0.9004893

  Portfolio Information
  Weighted Average Coupon (WAC)                         7.09%                                           7.09%
  Weighted Average Remaining Maturity (WAM)             49.30                                           48.48
  Remaining Number of Receivables                     212,703                                         208,526
  Portfolio Receivable Balance              $3,427,540,442.02                               $3,318,330,476.15

  VII. OVERCOLLATERALIZATION INFORMATION
  Specified Overcollateralization Amount                                                                     $14,933,314.85
  Specified Credit Enhancement Amount                                                                        $33,183,304.76
  Yield Supplement Overcollateralization Amount                                                             $111,167,374.80
  Target Level of Overcollateralization                                                                     $126,100,689.65

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  Beginning Reserve Account Balance                                                                          $18,249,989.91
  Specified Reserve Account Balance                                                                           18,249,989.91
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             18,249,989.91
  Reserve Account Deposits Made                                                                                        0.00
  Ending Reserve Account Balance                                                                             $18,249,989.91
  Change in Reserve Account Balance                                                                                   $0.00

                                                          Page 3

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                       May, 2002
  Distribution Date                                                                                                         6/17/02
  Transaction Month                                                                                                               3


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $565,045.11
  Recoveries from Prior Month Charge-Offs                                                                                   $599.30
  Total Principal Losses for Collection Period                                                                        $1,171,591.91
  Charge-off Rate for Collection Period (annualized)                                                                          0.21%
  Cumulative Net Losses for all Periods                                                                                 $874,158.75


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,793                $28,996,600.16
  61-90 Days Delinquent                                                                           203                 $3,166,900.70
  91-120 Days Delinquent                                                                           76                 $1,185,833.64
  Over 120 Days Delinquent                                                                          0                         $0.00

  Repossesion Inventory                                                                           143                 $2,202,186.69


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0213%
  Preceding Collection Period                                                                                               0.0704%
  Current Collection Period                                                                                                 0.2156%
  Three Month Average                                                                                                       0.1024%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.0028%
  Preceding Collection Period                                                                                               0.0950%
  Current Collection Period                                                                                                 0.1338%
  Three Month Average                                                                                                       0.0772%


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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                       May, 2002
  Distribution Date                                                                                                         6/17/02
  Transaction Month                                                                                                               3

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $4,933,290.21                    $30,346.09
  New Advances                                                                           3,180,385.91                     11,812.09
  Servicer Advance Recoveries                                                            2,215,524.37                     11,302.45
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                              $5,898,151.75                    $30,855.73

  Current Month Interest Advances for Prepaid Loans                                        $29,172.35                         $9.05

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $25,427.09
  Additional Payaheads                                                                                                    34,392.31
  Payahead Draws                                                                                                          42,953.15
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                        $16,866.25






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